SPECIAL MEETING OF STOCKHOLDERS OF

AGEX THERAPEUTICS, INC.

March 14, 2024

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal	FOR	AGAINST	ABSTAIN
1. To approve (i) the issuance of shares of AgeX common stock, which will represent more than 20% of the shares of AgeX common stock outstanding immediately prior to the Merger, to stockholders of Serina, pursuant to the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement, and (ii) the change of control of AgeX resulting from the Merger, pursuant to Sections 712(b) and 713(b) of the NYSE American Company Guide.	☐	☐	☐
2. To approve an amendment to the AgeX Charter to effect a reverse stock split of AgeX common stock at a ratio within the range between 1-for-35 to 1-for-36 with such ratio resulting in approximately 2,500,000 shares of AgeX common stock being outstanding immediately prior to the Effective Time, unless otherwise mutually agreed upon by the AgeX Board and the Serina Board prior to the Effect Time or, if Proposal No. 1, Proposal No. 3, Proposal No. 4 or Proposal No. 6 is not approved by the stockholders of AgeX, determined solely by the AgeX Board.	☐	☐	☐
3. To approve the issuance of the post-merger warrants to holders of AgeX common stock, the potential issuance of the incentive warrants and the shares of AgeX common stock upon the exercise of the post-merger warrants and the potential issuance of shares of AgeX common stock upon the exercise of the incentive warrants, which will represent securities convertible into or exercisable for shares of AgeX common stock of more than 20% of the shares of AgeX common stock outstanding at the time of issuance.	☐	☐	☐
4. To approve the Combined Company Charter, in the form attached as Annex B to the accompanying proxy statement. Notwithstanding the approval of this Proposal No. 4, if the Merger is not consummated for any reason, the actions contemplated by this Proposal No. 4 will not be effected.	☐	☐	☐
5. To approve, on a non-binding, advisory basis, nine separately presented governance provisions in the Combined Company Charter, which are being separately presented in accordance with SEC guidance and which will each be voted upon on a non-binding, advisory basis:			
5A. To authorize the issuance of 40,000,000 shares of common stock, and (b) 5,000,000 shares of preferred stock;	☐	☐	☐
5B. To provide that the number of authorized shares of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL;	☐	☐	☐
5C. To require that any provision of Articles 5, 6, 7, 8, and 9 of the Combined Company Charter can only be altered, amended or repealed, or any provision inconsistent therewith can only be adopted, upon the affirmative vote of the holders of at least two-thirds of the combined company's capital stock entitled to vote generally in an election of directors, voting together as a single class;	☐	☐	☐
5D. To require the affirmative vote of the holders of at least two-thirds of the combined company's capital stock entitled to vote generally in an election of directors, voting together as a single class, to make, alter amend or repeal the Combined Company Bylaws or to adopt any provision inconsistent therewith;	☐	☐	☐
5E. To create a classified board of directors consisting of three classes, Class I, Class II and Class III, with members of each class elected for three-year terms expiring in sequential years;	☐	☐	☐
5F. To provide that any action required or permitted to be taken by stockholders of the combined company must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent or consents (written, electronic, or otherwise) of such stockholders;	☐	☐	☐
5G. To authorize provisions limiting personal liability for officers of the combined company for monetary damages for breach of fiduciary duty as an officer to the extent permissible under the DGCL; and	☐	☐	☐
5H. To provide for the forum selection provisions in the Combined Company Charter.	☐	☐	☐
6. To approve the Serina Therapeutics, Inc. 2024 Equity Incentive Plan, in the form attached as Annex C to the accompanying proxy statement.	☐	☐	☐
7. To approve a postponement or adjournment of the AgeX special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3, 4 and 6.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.

I WISH TO ATTEND AND VOTE SHARES AT THE MEETING ONLINE ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______________ Date: ________ Signature of Stockholder ______________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

AGEX THERAPEUTICS, INC.

March 14, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/268644388 (password: agex2024) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve (i) the issuance of shares of AgeX common stock, which will represent more than 20% of the shares of AgeX common stock outstanding immediately prior to the Merger, to stockholders of Serina, pursuant to the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement, and (ii) the change of control of AgeX resulting from the Merger, pursuant to Sections 712(b) and 713(b) of the NYSE American Company Guide.	☐	☐	☐
2. To approve an amendment to the AgeX Charter to effect a reverse stock split of AgeX common stock at a ratio within the range between 1-for-35 to 1-for-36 with such ratio resulting in approximately 2,500,000 shares of AgeX common stock being outstanding immediately prior to the Effective Time, unless otherwise mutually agreed upon by the AgeX Board and the Serina Board prior to the Effect Time or, if Proposal No. 1, Proposal No. 3, Proposal No. 4 or Proposal No. 6 is not approved by the stockholders of AgeX, determined solely by the AgeX Board.	☐	☐	☐
3. To approve the issuance of the post-merger warrants to holders of AgeX common stock, the potential issuance of the incentive warrants and the shares of AgeX common stock upon the exercise of the post-merger warrants and the potential issuance of shares of AgeX common stock upon the exercise of the incentive warrants, which will represent securities convertible into or exercisable for shares of AgeX common stock of more than 20% of the shares of AgeX common stock outstanding at the time of issuance.	☐	☐	☐
4. To approve the Combined Company Charter, in the form attached as Annex B to the accompanying proxy statement. Notwithstanding the approval of this Proposal No. 4, if the Merger is not consummated for any reason, the actions contemplated by this Proposal No. 4 will not be effected.	☐	☐	☐
5. To approve, on a non-binding, advisory basis, nine separately presented governance provisions in the Combined Company Charter, which are being separately presented in accordance with SEC guidance and which will each be voted upon on a non-binding, advisory basis:			
5A. To authorize the issuance of 40,000,000 shares of common stock, and (b) 5,000,000 shares of preferred stock;	☐	☐	☐
5B. To provide that the number of authorized shares of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL;	☐	☐	☐
5C. To require that any provision of Articles 5, 6, 7, 8, and 9 of the Combined Company Charter can only be altered, amended or repealed, or any provision inconsistent therewith can only be adopted, upon the affirmative vote of the holders of at least two-thirds of the combined company's capital stock entitled to vote generally in an election of directors, voting together as a single class;	☐	☐	☐
5D. To require the affirmative vote of the holders of at least two-thirds of the combined company's capital stock entitled to vote generally in an election of directors, voting together as a single class, to make, alter amend or repeal the Combined Company Bylaws or to adopt any provision inconsistent therewith;	☐	☐	☐
5E. To create a classified board of directors consisting of three classes, Class I, Class II and Class III, with members of each class elected for three-year terms expiring in sequential years;	☐	☐	☐
5F. To provide that any action required or permitted to be taken by stockholders of the combined company must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent or consents (written, electronic, or otherwise) of such stockholders;	☐	☐	☐
5G. To authorize provisions limiting personal liability for officers of the combined company for monetary damages for breach of fiduciary duty as an officer to the extent permissible under the DGCL; and	☐	☐	☐
5H. To provide for the forum selection provisions in the Combined Company Charter.	☐	☐	☐
6. To approve the Serina Therapeutics, Inc. 2024 Equity Incentive Plan, in the form attached as Annex C to the accompanying proxy statement.	☐	☐	☐
7. To approve a postponement or adjournment of the AgeX special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3, 4 and 6.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.

I WISH TO ATTEND AND VOTE SHARES AT THE MEETING ONLINE ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held March 14, 2024.
The Letter to Stockholders, Notice of Meeting and the accompanying Proxy Statement are available at:
https://materials.proxyvote.com/00848H

PROXY FOR AGEX THERAPEUTICS, INC.

SPECIAL MEETING OF STOCKHOLDERS

March 14, 2024

This Proxy is Solicited by the Board of Directors of AgeX Therapeutics, Inc.

The undersigned appoints Gregory H. Bailey and Joanne M. Hackett, and each of them, with full power of substitution and revocation, as the undersigned's lawful agent and proxy to attend the Special Meeting of Stockholders of AgeX Therapeutics, Inc. on March 14, 2024 and any adjournment or postponement thereof and to represent and vote all shares of AgeX Therapeutics, Inc. common stock standing in the name of the undersigned upon the books of the corporation. The undersigned hereby acknowledges receipt of a copy of the Notice of Meeting and the accompanying Proxy Statement.

The Special Meeting of Stockholders of AgeX Therapeutics, Inc. will be held virtually. In order to attend and vote at the Special Meeting, you will need to log into the Special Meeting at https://web.lumiagm.com/268644388 (password: agex2024). Further instructions on how to attend and vote during the Special Meeting are contained in the accompanying Proxy Statement in the section titled "Questions and Answers about the Merger."

Shares represented by this proxy, when properly executed, will be voted in accordance with the instructions of the undersigned specified below. If this card contains no specific voting instructions but the card is signed, the undersigned's shares will be voted FOR each of Proposals 1, 2, 3, 4, 5, 6 and 7. This proxy also authorizes each of the persons named above to vote at his or her discretion on (1) any other matter that the Board of Directors did not know, a reasonable time before the mailing of the notice of annual meeting, would be presented at the meeting, and (2) matters incidental to the conduct of the meeting.

(Continued and to be signed on the reverse side)